UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

Form 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): November 2, 2007 (September 12, 2007)

R&G Financial Corporation

(Exact name of registrant as specified in its charter)

Puerto Rico

(State or other jurisdiction of incorporation)

001-31381	66-0532217
(Commission File Number)	(I.R.S. Employer Identification No.)

290 Jesús T. Piñero Ave.

Hato Rey, San Juan, Puerto Rico 00918

(Address of principal executive offices and zip code)

(787) 758-2424

(Registrant’s telephone number, including area code)

Not applicable.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.06	Material Impairments.

R&G Financial Corporation, a Puerto Rico corporation (the “Company”), is filing an amendment to its Current Report on Form 8-K filed on September 18, 2007, the contents of which are incorporated by reference into this filing, to provide additional information regarding the amounts of the provision for losses resulting from the valuation allowance and the increase in its allowance for loan and lease losses recorded for the quarter ended September 30, 2007.

For that quarter, the Company has determined to record a valuation allowance related to its mortgage loans held for sale, resulting in a provision for losses of $39.9 million, and an increase of $15.3 million in its allowance for loan and lease losses related to its portfolio of loans held for investment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

R&G FINANCIAL CORPORATION

Date: November 2, 2007

	By:	/s/ Andres I. Perez
Andres I. Perez
Chief Financial Officer